Exhibit 99.1

Erie Indemnity Reports Second Quarter 2016 Results
Earnings Up 9.2 percent, Net Income per Diluted Share Up 9.5 percent for the Quarter

Erie, Pa. - July 28, 2016 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter ending June 30, 2016. Net income was $61.3 million, or $1.17 per diluted share, in the second quarter of 2016, compared to $56.2 million, or $1.07 per diluted share, in the second quarter of 2015. Net income was $107.2 million, or $2.04 per diluted share, in the first six months of 2016, compared to $95.0 million, or $1.81 per diluted share, in the first six months of 2015. Revenue growth in both the second quarter and first six months of 2016 outpaced the growth in expenses.
"Prudent expense management helped Indemnity’s revenue outpace expense growth once again this quarter, resulting in an uptick in operating margin and increased earnings per share", said Terry Cavanaugh, President and CEO.

2Q and First Half 2016
(dollars in thousands)	2Q'15	2Q'16	1H'15	1H'16
Net revenue from operations	$69,983	$85,759	$122,413	$153,424
Investment income	15,705	7,404	22,244	9,963
Income before income taxes	85,688	93,163	144,657	163,387
Income tax expense	29,538	31,854	49,674	56,183
Net income	$56,150	$61,309	$94,983	$107,204
Gross margin from operations	17.4%	20.2%	16.3%	19.2%

2Q 2016 Highlights
Net revenue from operations before taxes increased $15.8 million, or 22.5 percent, in the second quarter of 2016 compared to the second quarter of 2015.

•	Management fee revenue increased $22.4 million, or 5.7 percent, in the second quarter of 2016 compared to the second quarter of 2015.

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Commissions increased $12.1 million in the second quarter of 2016 compared to the second quarter of 2015, primarily as a result of the 5.8 percent increase in direct and assumed premiums written by the Exchange.

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Non-commission expense decreased $5.6 million in the second quarter of 2016 compared to the second quarter of 2015. Information technology costs decreased $4.9 million driven by decreased professional fees and personnel costs. Customer service costs decreased $1.0 million primarily due to decreased credit card processing fees. Personnel costs in all expense categories were impacted by decreased pension costs primarily due to an increase in the pension discount rate.

•	The gross margin in the second quarter of 2016 was 20.2 percent compared to 17.4 percent in the second quarter of 2015.

Income from investments before taxes totaled $7.4 million in the second quarter of 2016 compared to $15.7 million in the second quarter of 2015. Earnings from limited partnerships were $2.1 million in the second quarter of 2016 compared to $10.7 million in the second quarter of 2015.

First Half 2016 Highlights
Net revenue from operations before taxes increased $31.0 million, or 25.3 percent, in the first six months of 2016 compared to the first six months 2015.

•	Management fee revenue increased $46.7 million, or 6.3 percent, in the first six months of 2016 compared to the first six months 2015.

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Commissions increased $27.1 million in the first six months of 2016 compared to the first six months 2015, primarily as a result of the 6.4 percent increase in direct and assumed premiums written by the Exchange, while approximately one-quarter of the increase was due to higher agent incentive costs primarily related to profitable growth.

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Non-commission expense decreased $12.0 million in the first six months of 2016 compared to the first six months 2015.  Information technology costs decreased $9.6 million driven by decreased professional fees and personnel costs. Customer service costs decreased $1.0 million primarily due to decreased credit card processing fees.  Administrative and other expenses decreased $2.3 million primarily due to decreased personnel costs. Personnel costs in all expense categories were impacted by decreased pension costs primarily due to an increase in the pension discount rate.

•	The gross margin in the first six months of 2016 was 19.2 percent compared to 16.3 percent in the first six months 2015.

Income from investments before taxes totaled $10.0 million in the first six months of 2016 compared to $22.2 million in the first six months 2015. Earnings from limited partnerships were $1.4 million in the first six months of 2016 compared to $13.1 million in the first six months 2015.

Webcast Information
Indemnity has scheduled a conference call and live audio broadcast on the Web for 10:00 AM ET on July 29, 2016. Investors may access the live audio broadcast by logging on to www.erieinsurance.com. Indemnity recommends visiting the website at least 15 minutes prior to the Webcast to download and install any necessary software. A Webcast audio replay will be available on the Investor Relations page of the Erie Insurance website by 12:30 PM ET.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 10th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 15th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior)

by A.M. Best Company, has more than 5 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company, a Barron’s 500 company and has been recognized by Forbes as one of America's 50 Most Trustworthy Financial Companies.
News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

•	dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	credit risk from the Exchange;

•	dependence upon our relationship with the Exchange and the growth of the Exchange, including:

◦	general business and economic conditions;

◦	factors affecting insurance industry competition;

◦	dependence upon the independent agency system; and

◦	ability to maintain our reputation for customer service;

•	dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:

◦	the Exchange’s ability to maintain acceptable financial strength ratings;

◦	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

◦	changes in government regulation of the insurance industry;

◦	emerging claims and coverage issues in the industry; and

◦	severe weather conditions or other catastrophic losses, including terrorism;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of our investment portfolio;

•	our ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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